Principal National Life Insurance Company P.O. Box 10431 Des Moines, IA 50306-0431	Principal Variable Individual Universal Life Income IV Supplemental Application

1.	Print full name of Proposed Insured(s) Policy Number(s)
____________________________________________    ____________________________________________
Print full name of Owner        Print full name of Joint Owner
____________________________________________    ____________________________________________

2. Complete the following sections for:	Required Sections	Optional Sections
A. New Business........................................................................................	1, 4, 8	3, 5, 6
B. Term Conversions .................................................................................	1, 4, 8	3, 5, 6
C. Adding/Changing Dollar Cost Averaging or Automatic Portfolio Rebalancing ..........................................................................................	1, 6, 8	(N/A)

•	An illustration of policy benefits, including death benefits, policy values and surrender values is available upon request.

•	Policy values may increase or decrease in accordance with the experience of the Separate Account.

•	The amount or duration of the death benefit may vary under conditions specified in the policy.

•	Certain products as well as Separate Account Divisions or Fixed Accounts may impose restrictions. Refer to the prospectus for details.

3.	Telephone and Internet Authorization:
The policy owner may perform financial transactions on the Internet, after establishing a Personal Identification Number on the Principal Financial Group web site (principal.com) or by telephone transactions. Telephone or Internet instructions received from any joint policy owner will be binding on all owners.

I (We) want telephone transaction services as described in the prospectus.* .........	☐ Yes	☐ No
I (We) want Internet transaction services for the sales representative as described in the prospectus. Internet instructions received from the sales representative will be binding on all policy owners.* ................................................
	☐ Yes	☐ No
* If the ‘Yes’ boxes are not checked, telephone and Internet services are not available.

ICC19 AA 4939    (01/20)    Page 1 of 6
This completed document is for restricted use only. No part may be copied nor disclosed without prior consent of Principal®.

4.	Premium Allocation and Monthly Policy Charges: Premium Allocation
☐ Allocate premium among the Separate Account Divisions and/or Fixed Account using the chart below.
☐ I plan to re-allocate premium among the Separate Account Divisions and/or Fixed Account on delivery of the policy.
Monthly Policy Charge
Monthly policy charges will be allocated in the same manner as premiums unless otherwise noted below.
The Company will withdraw the monthly policy charge from the policy value in the following way (check one):
☐ Prorated based on the balance of the owner’s investment accounts.
☐ As below:

Asset Classes / Separate Account Divisions / Fixed Account Options	Premium Allocation % for Variable UL Income IV Product	Monthly Policy Charge %
Fixed DCA Account (must allocate a minimum of $1000 and complete the fixed DCA Account Allocation in Section 5)
Short-Term Fixed Income
*Fixed Account
Fidelity VIP Government Money Market
Short-Term Income
Fixed Income
American Century VP Inflation Protection
Calvert Investment Grade Bond Index
Core Plus Bond
Fidelity VIP High Income
Government & High Quality Bond
Templeton Global Bond VIP
Balanced / Asset Allocation
American Funds Insurance Series Global Balanced Fund
LifeTime 2010
LifeTime 2020
LifeTime 2030
LifeTime 2040
LifeTime 2050
LifeTime 2060
LifeTime Strategic Income
Multi-Asset Income
SAM Balanced Portfolio
SAM Conservative Balanced Portfolio
SAM Conservative Growth Portfolio
SAM Flexible Income Portfolio
SAM Strategic Growth Portfolio
TOPS Managed Risk Balanced ETF
TOPS Managed Risk Growth ETF
TOPS Managed Risk Moderate Growth ETF

ICC19 AA 4939    (01/20)    Page 2 of 6
This completed document is for restricted use only. No part may be copied nor disclosed without prior consent of Principal®.

Asset Classes / Separate Account Divisions / Fixed Account Options	Premium Allocation % for Variable UL Income IV Product	Monthly Policy Charge %
Large U.S. Equity
American Century VP Income & Growth
American Century VP Value
American Funds Insurance Series Blue Chip Income and Growth
American Funds Insurance Series Growth Fund
Capital Appreciation
Equity Income
Fidelity VIP Contrafund
Fidelity VIP Equity-Income
Franklin Rising Dividends VIP
Invesco American Franchise
Invesco Core Equity
Janus Henderson Forty
LargeCap Growth
LargeCap Growth I
LargeCap S&P 500 Index
Neuberger Berman AMT Large Cap Value
Putnam VT Growth Opportunities
Small / Mid U.S. Equity
AllianceBernstein Small/Mid Cap Value
American Century VP Capital Appreciation
American Century VP Mid Cap Value
Calvert Russell 2000 Small Cap Index
Calvert S&P MidCap 400 Index
ClearBridge Mid Cap
Delaware Small Cap Value
Delaware Smid Cap Core
Dreyfus IP MidCap Stock
DWS Small Mid Cap Value
Fidelity VIP Mid Cap
Franklin Small Cap Value VIP
Invesco American Value
Invesco Mid Cap Core Equity
Janus Henderson Enterprise
Lord Abbett Series Fund Developing Growth
MFS Blended Research Small Cap Equity
MFS Mid Cap
MFS New Discovery
MFS New Discovery Value
Oppenheimer Main Street Small Cap
Real Estate Securities
SmallCap

ICC19 AA 4939    (01/20)    Page 3 of 6
This completed document is for restricted use only. No part may be copied nor disclosed without prior consent of Principal®.

Asset Classes / Separate Account Divisions / Fixed Account Options	Premium Allocation % for Variable UL Income IV Product	Monthly Policy Charge %
International Equity
AllianceBernstein International Value
American Funds Insurance Series International Fund
American Funds Insurance Series New World Fund
Diversified International
Franklin Mutual Global Discovery VIP
International Emerging Markets
Lord Abbett Series Fund International Opportunities
Wanger International
Specialty
Invesco Health Care
MFS Utilities
VanEck Global Hard Assets

The sum of the percentages must equal 100%.
If the total percentage is less than 100%, or a selected Division is not available for the product requested on the application, any shortage will be allocated to Fidelity VIP Government Money Market.
* If allocated to Fixed Account and not requesting Scheduled Transfers, please explain: ____________________________
__________________________________________________________________________________________________

5.	Fixed DCA Account Allocation
Net Premiums allocated to the Fixed DCA Account earn interest at rates we determine. Interest rates on the Fixed DCA Account will likely be higher than interest rates on the Fixed Account. Funds are only transferred out of the Fixed DCA Account on a monthly basis over a 6-month or 12-month period.
Only 1 Fixed DCA Account can be in effect and must be chosen at issue. The sum of the percentages for all the divisions must equal 100%.

•	Select a DCA Duration: 6 Month 12 Month

•	Transfer from Fixed DCA Account to:

Division	Percent	Division	Percent
1. __________________________	_______ %	5. __________________________	_______ %
2. __________________________	_______ %	6. __________________________	_______ %
3. __________________________	_______ %	7. __________________________	_______ %
4. __________________________	_______ %	8. __________________________	_______ %
Allocation Percentages under the Fixed DCA Account will move to the Fidelity VIP Government Money Market Division for any premiums or Monthly Policy Charges effective after the DCA Duration.

ICC19 AA 4939    (01/20)    Page 4 of 6
This completed document is for restricted use only. No part may be copied nor disclosed without prior consent of Principal®.

6.
Scheduled Transfer Options:    You may choose Scheduled Transfers (Dollar Cost Averaging) and/or Automatic Portfolio Rebalancing. The sum of the percentages for all the divisions must equal 100%. (Whole Percentages Only)

Refer to the product prospectus for scheduled transfer limitations.

☐	Scheduled Transfers – Allows for the transfer of money between Divisions and/or Fixed Account on a scheduled basis.

Frequency:	☐ Monthly	☐ Quarterly	☐ Semi-annually	☐ Annually
Initial Transfer Date		/ / (mm / dd / yyyy) (Not available on the 29th, 30th, or 31st of a month)
Transfer Out (-)			Transfer In (+)
Division/Fixed Account	Amount	Percent	Division	Amount	Percent
1. _____________	$ _______	_______ %	1. _____________	$ _______	_______ %
2. _____________	$ _______	_______ %	2. _____________	$ _______	_______ %
3. _____________	$ _______	_______ %	3. _____________	$ _______	_______ %
4. _____________	$ _______	_______ %	4. _____________	$ _______	_______ %
5. _____________	$ _______	_______ %	5. _____________	$ _______	_______ %
6. _____________	$ _______	_______ %	6. _____________	$ _______	_______ %

☐
Automatic Portfolio Rebalancing - This feature allows for maintaining the investment allocation that was originally established. It allows for rebalancing annually, semi-annually, fiscal quarter or quarterly.

Select ONE option from each column. (Note: Rebalancing is not available for the Fixed Account.)

Start Date	Frequency	Allocation Percentages
☐ Based on Policy Date	☐ Quarterly
☐ Based on Premium Allocation
☐ Rebalance to these Divisions:
Division
1. ______________________________
2. ______________________________
3. ______________________________
4. ______________________________
5. ______________________________
6. ______________________________
Percent _______ % _______ % _______ % _______ % _______ % _______ %
☐ Future Date, beginning	☐ Semi-annually
/ /	☐ Annually
(mm / dd / yyyy)	☐ Fiscal Quarter
(Not available on the
29th, 30th, or 31st of a month)
You may also elect to rebalance upon request if you contact the Home Office.

ICC19 AA 4939    (01/20)    Page 5 of 6
This completed document is for restricted use only. No part may be copied nor disclosed without prior consent of Principal®.

7.	Fraud Notice:
Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

8.	Signature
I have read this application, which will be attached to and become a part of the policy, and have had the opportunity to read the prospectuses. I authorize the instructions in this application. I have been given the opportunity to ask questions regarding this policy, and they have been answered to my satisfaction. I understand the investment objectives of the Separate Accounts Divisions, Fixed Account and/or Fixed DCA Account for which I am applying and believe they fit with my investment objective(s). All of the statements in this application are true and complete to the best of my knowledge and belief and are the basis of any life insurance issued.
POLICY VALUES MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE EXPERIENCE OF THE SEPARATE ACCOUNT. THE DEATH BENEFIT MAY BE VARIABLE OR FIXED UNDER SPECIFIED CONDITIONS.

Print Name of Owner	Print Name of Joint Owner

Authorized Signature/Title of Authorized Person	2nd Authorized Signature (if joint)/ Title of Authorized Person
To be completed by the Registered Representative*:
*Registered Representative is an insurance agent.

Signed at _____________________________________	Signature _______________________________________
City    State    Date

ICC19 AA 4939    (01/20)    Page 6 of 6
This completed document is for restricted use only. No part may be copied nor disclosed without prior consent of Principal®.